Medwave, Inc. Announces Annual Revenue Growth
of 36% for Fiscal Year 2005 — Quarterly Revenue Record Obtained
Danvers, Mass., December 14, 2005 — Medwave Inc. (NASDAQ: MDWV), the innovator in sensor-based, non-invasive blood pressure measuring solutions, announced today record revenues for the year ended September 30, 2005. Operating revenue for fiscal 2005 was approximately $1,172,000, an increase of $308,000 or 36% from fiscal 2004 operating revenue of $864,000. The increase in operating revenue for fiscal year 2005 was due to an increase in orders from new and existing U.S. customers, revenue generated from distribution agreements and continued growth in the disposable sensor market.
The fourth quarter revenue for 2005 was approximately $429,000 an increase of $225,000 or 110% over fourth quarter 2004. The revenue related to new customers placing multiple unit orders and the initial shipment of equipment to meet a new distributor agreement. This quarter establishes a new record for Medwave.
The Company will hold a conference call on December 15, 2005 at 1:00 p.m. Eastern Time to discuss its annual results, business highlights and outlook. In addition, the Company may answer one or more questions concerning business and financial developments and trends, as well as the Company’s view on earnings forecasts and other business and financial matters affecting the Company, some of the responses to which may contain information that has not been previously disclosed.
The conference call may be accessed via telephone by dialing in to USA toll free number: 1-800-779-9695. After dialing in, participants will be asked for a passcode. The passcode is MEDWAVE. Tim O’Malley, President and CEO of Medwave, will be leading the conference. The conference call will be recorded, and an audio file will be available to the public later that day on Medwave’s website. To access the audio file, go to www.medwave.com, select Medwave The Company, and click on Investor Info, or type in the following address to go directly to the page: http://www.medwave.com/medinvq.htm.
Medwave, Inc. develops, manufactures, and distributes sensor-based non-invasive blood pressure solutions. Its Vasotrax® Hand Held Monitor, the Vasotrac® APM205A NIBP Monitor, the Vasotrac® APM205A Model DS, and the MJ23 OEM Module are new approaches to non-invasive blood pressure monitoring. Medwave’s latest addition, the Legato™ OEM Developers Kit, is designed to introduce the innovative Vasotrac® technology to OEM designers. Medwave has received the necessary regulatory clearances to market its technology in Europe, Asia, and the United States. Medwave’s technology is installed in over 500 hospitals and clinics worldwide. Medwave has received the Seal of Acceptance from the Alliance of Children’s Hospitals, as well as the Frost & Sullivan Market Engineering Award for Technology Innovation and the Frost & Sullivan Customer Value Enhancement Award. Medwave currently has supply and/or other agreements with Nihon Kohden, Zoll Medical Corporation, Analogic Corporation, and a global electronics company. Medwave recently announced that a 510(k) application has been submitted to the United States Food and Drug Administration for its new Primo™ Non-Invasive Blood Pressure Monitoring System. Medwave trades on the NASDAQ small cap market under the symbol MDWV. For more information, visit www.medwave.com.
Statements made in this release that are stated as expectations, plans, anticipations, prospects or future estimates or which otherwise look forward in time are considered “forward-looking statements” and involve a variety of risks and uncertainties, known and unknown, which are likely to affect the actual results. The following factors, among others, as well as factors discussed in the Medwave’s filings with the SEC, have affected and, in the future, could affect Medwave’s actual results: resistance to the acceptance of new medical products, the market acceptance of the Vasotrac® system and other products of Medwave, hospital budgeting cycles, the possibility of adverse or negative results or commentary from clinical researchers or other users or evaluators of Medwave’s products, Medwave’s success in creating effective distribution channels for its products, Medwave’s ability to scale up its manufacturing process, and delays in product development or enhancement or regulatory approval. Consequently, no forward-looking statement can be guaranteed and actual results may vary materially. Medwave®, Vasotrac®, Vasotrax®, Legato™, and Primo™ are trademarks of Medwave, Inc.